UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2005

UNITED PANAM FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Westerly Place, Suite 200 Newport Beach, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 224-1917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01. – Other Events.

United PanAm Financial Corp., a California corporation (the “Company” or “UPFC”) (NASDAQ: UPFC), previously announced that its wholly-owned subsidiary, Pan American Bank, FSB, a federally chartered savings bank (the “Bank”) had adopted a plan of voluntary dissolution (the “Plan”) to dissolve and ultimately exit its federal thrift charter in connection with the Company reducing its reliance on insured deposits of the Bank as a source of funding.

The Office of Thrift Supervision (the “OTS”) conditionally approved the plan in August of 2004, subject to the Bank satisfying certain conditions imposed by the OTS. On February 5, 2005, the Bank satisfied the remaining conditions to the Plan and requested both termination of insurance coverage by the Federal Deposit Insurance Corporation (“FDIC”) and cancellation of its federal thrift charter by the OTS.

On March 7, 2005, the Company received confirmation that that FDIC terminated the insured status of the Bank effective February 7, 2005. On March 8, 2005, the Company received confirmation from the OTS that the Bank’s federal charter is cancelled effective February 11, 2005. In connection with the Plan and to facilitate the dissolution, the Company has irrevocably guaranteed all remaining obligations of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)
Date March 8, 2005
/s/ Ray Thousand
Ray Thousand President and Chief Executive officer

*	Print name and title of the signing officer under his signature.